                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                          Archstone Communities Trust
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                          Archstone Communities Trust
                           7670 South Chester Street
                           Englewood, Colorado 80112

                 NOTICE OF 2001 ANNUAL MEETING OF SHAREHOLDERS

                             To Be Held May 9, 2001

To our shareholders:

   On behalf of the Board of Trustees, I cordially invite you to attend the 2001 annual meeting of shareholders of Archstone Communities Trust. This year's meeting will be held on Wednesday, May 9, 2001, at the Hyatt Regency Tech Center, 7800 E. Tufts Avenue, Denver, Colorado, at 10:30 a.m. (Mountain Time) for the following purposes:

     1. To elect two Class III Trustees to serve until the annual meeting of shareholders in 2004 and until their successors are duly elected and qualify; and to elect one Class II Trustee to serve until the annual meeting of shareholders in 2003 and until his successor is duly elected and qualifies;

     2. To approve an amendment to Archstone's Declaration of Trust;

     3. To approve the Archstone Communities Trust 2001 Employee Stock Purchase Plan;

     4. To approve an amendment to the Archstone Communities Trust 1996 Share Option Plan for Outside Trustees; and

     5. To transact such other business as properly may come before the meeting and any adjournment or postponement thereof.

   The accompanying proxy statement provides further information regarding the business of the meeting.

   Shareholders of record at the close of business on March 9, 2001 are entitled to notice of, and to vote at, the meeting.

   Your vote is important. Please vote by signing, dating and mailing the enclosed proxy card, or by using a toll-free telephone number or the Internet, in accordance with the instructions on the proxy card. If you are able to attend the meeting, you may revoke your proxy and vote your shares in person. We look forward to seeing you at the meeting.

                                         Caroline Brower
                                         Secretary

March 30, 2001

                            YOUR VOTE IS IMPORTANT.
                  PLEASE PROMPTLY MARK, DATE, SIGN AND RETURN
                      YOUR PROXY IN THE ENCLOSED ENVELOPE
            OR FOLLOW THE INSTRUCTIONS ON THE PROXY CARD TO VOTE BY
                           TELEPHONE OR THE INTERNET

                                PROXY STATEMENT
                                      FOR
                      2001 ANNUAL MEETING OF SHAREHOLDERS

                            To Be Held May 9, 2001

                              GENERAL INFORMATION

   The Board of Trustees (the "Board") of Archstone is soliciting proxies to be voted at the 2001 annual meeting of shareholders to be held on Wednesday, May 9, 2001. This proxy statement, which was sent on March 30, 2001, provides information concerning the use of the proxy and the business to be transacted at the meeting. If a shareholder specifies a choice with respect to any matter to be acted upon, the proxy holders will vote the common shares of beneficial interest, par value $1.00 per share (the "Common Shares"), represented by the proxy in accordance with the shareholder's specifications. If a shareholder signs and returns a proxy without specifying choices, the proxy holders will vote the Common Shares represented by the proxy in accordance with the recommendations of the Board.

   If you are a registered owner and plan to attend the meeting in person, please detach and retain the admission ticket, which is attached to your proxy card. Beneficial owners whose ownership is registered under another party's name and who plan to attend the meeting in person may obtain admission tickets in advance by sending written requests, along with proof of ownership, such as a bank or brokerage firm account statement, to: Secretary, Archstone Communities Trust, 7670 South Chester Street, Suite 100, Englewood, Colorado 80112. Record owners and beneficial owners who do not present admission tickets at the meeting will be admitted upon verification of ownership at the admissions counter at the annual meeting.

   Any shareholder giving a proxy has the right to revoke it at any time before it is voted by giving written notice to the Secretary of Archstone, by delivering to the Secretary of Archstone a duly executed proxy bearing a later date or by attending and voting in person at the meeting.

   Archstone will bear the cost of soliciting the proxies. In addition to solicitation by mail, proxies may be solicited personally, or by telephone, facsimile transmission or other electronic means, by officers or employees of Archstone. Archstone will also request banking institutions, brokerage firms, custodians, trustees, nominees, fiduciaries and similar parties to forward the solicitation material to the beneficial owners of Common Shares held of record by those persons, and Archstone will, upon request of those record holders, reimburse forwarding charges and expenses.

   In December 2000 the SEC adopted a "householding" rule allowing companies, and intermediaries such as banks and brokerage firms, to send only one copy of the annual report and proxy statement to multiple security holders sharing an address, in the absence of contrary instructions from one or more of the affected security holders. Archstone does not intend to "household" its annual report and proxy statement in 2001. However, it is possible that your broker or its intermediary might do so. If you hold your Archstone shares through a brokerage account and you share an address with other Archstone shareholders, your household might receive only one copy of the annual report and proxy statement. To request individual copies of the annual report and proxy statement for each Archstone shareholder in your household, please contact the Investor Relations Department, Archstone Communities Trust, 7670 South Chester Street, Suite 100, Englewood, Colorado 80112 (telephone: 1-800-982-9293). Archstone will deliver copies of the annual report and proxy statement promptly following oral or written request. To ask that only one set of the documents be mailed to your household, please contact your broker.

                     SHARES OUTSTANDING AND VOTE REQUIRED

   At the close of business on March 9, 2001, the record date for determination of shareholders entitled to notice of, and to vote at, the meeting, there were 120,522,869 Common Shares outstanding. Each whole Common Share outstanding on the record date represents one vote, and each fractional Common Share represents its fraction of one vote. There is no right to cumulative voting. A majority of the outstanding Common Shares represented in person or by proxy will constitute a quorum at the meeting.

   Assuming the existence of a quorum, the affirmative vote of a majority of the Common Shares entitled to vote and represented in person or by proxy at the meeting is required to elect each nominee for Trustee. Assuming the existence of a quorum, the affirmative vote of a majority of the outstanding Common Shares is required to approve the amendment to the Declaration of Trust. Assuming the existence of a quorum, the affirmative vote of a majority of the votes cast is required to approve the adoption of the Archstone Communities Trust 2001 Employee Stock Purchase Plan (the "Stock Purchase Plan") and the amendment to the Archstone Communities Trust 1996 Share Option Plan for Outside Trustees (the "Outside Trustees Plan"), provided that the total votes cast on each proposal represent a majority of all shares entitled to vote on each proposal. Representatives of Archstone's transfer agent will assist Archstone in the tabulation of the votes. Abstentions and broker non-votes are counted as Common Shares represented at the meeting for purposes of determining a quorum. Abstentions and broker non-votes will have no effect with respect to the election of Trustees, the Stock Purchase Plan and the Outside Trustees Plan, except that, if at least a majority of shares entitled to vote do not vote, abstentions and broker non-votes will have the effect of voting "against" the Stock Purchase Plan and the Outside Trustees Plan. Abstentions and broker non-votes will have the effect of a vote "against" the proposal to amend the Declaration of Trust.

                            PRINCIPAL SHAREHOLDERS

   The following table sets forth, as of March 9, 2001, the beneficial ownership of Common Shares for (i) each person known to Archstone to have been the beneficial owner of more than five percent of the outstanding Common Shares, (ii) each Trustee of Archstone, (iii) each Named Executive Officer, who include the Chief Executive Officer and the four other most highly compensated executive officers of Archstone during 2000, and (iv) all Trustees and executive officers of Archstone as a group. Unless otherwise indicated in the footnotes, all of such interests are owned directly and the indicated person or entity has sole voting and dispositive power. The following table assumes, for purposes of calculating the number and percent of Common Shares beneficially owned by a person, that (i) all Cumulative Convertible Series A Preferred Shares of Beneficial Interest, par value $1.00 per share, of Archstone ("Series A Preferred Shares"), beneficially owned by that person have been converted into Common Shares and (ii) all options and convertible securities held by that person which are exercisable or will become exercisable prior to May 9, 2001 have been exercised or converted, but that no options or convertible securities held by other persons have been exercised or converted. Fractional Common Shares have been rounded to the nearest whole Common Share in the table below and elsewhere in this proxy statement. The address of each Trustee and officer listed below is c/o Archstone Communities Trust, 7670 South Chester Street, Suite 100, Englewood, Colorado 80112.

                                     Number of Common Shares   Percentage of all
Name of Beneficial Owner               Beneficially Owned        Common Shares
------------------------             -----------------------   -----------------
Wellington Management Company, LLP
 ("Wellington")....................         8,974,499(1)              7.3%
  75 State Street
  Boston, MA 02109
James A. Cardwell..................            38,956(2)                *
Ned S. Holmes......................            18,804(3)(4)             *
James H. Polk, III.................            17,028(2)(5)             *
John M. Richman....................            15,500(3)                *
John C. Schweitzer.................            59,250(2)(6)             *
R. Scot Sellers....................           340,634(7)(8)(9)          *
Richard A. Banks...................           121,642(8)(9)             *
J. Lindsay Freeman.................            77,260(8)(9)             *
Charles E. Mueller, Jr.............            53,164(8)(9)             *
Richard W. Dickason................            60,777(8)(9)             *
All Trustees and executive officers
 as a group (11 persons)...........           844,420                   *

--------
*Less than 1%.

(1) Information regarding beneficial ownership of Common Shares by Wellington is included herein in reliance on an amendment to Schedule 13G, filed with the Securities and Exchange Commission ("SEC") on February 13, 2001. Wellington may be deemed to be the beneficial owner of the Common Shares reported, which are owned by various clients and a subsidiary of Wellington. Wellington has shared dispositive power with respect to all Common Shares reported and has shared voting power with respect to 1,968,199 of the Common Shares reported. Such Common Shares were acquired in the ordinary course of business and were not acquired for the purpose, and do not have the effect of, changing or influencing control of Archstone.
(2) Includes for each of Messrs. Cardwell and Schweitzer beneficial ownership of 7,250 Common Shares and for Mr. Polk beneficial ownership of 3,250 Common Shares, which are issuable upon exercise of options granted under Archstone's Outside Trustees Plan and the 1987 Share Option Plan for Outside Trustees. See "Election of Trustees--Trustee Compensation" below.
(3) Includes for each of Messrs. Holmes and Richman beneficial ownership of 3,000 Common Shares which were issued under the former Security Capital Atlantic Incorporated 1996 Share Option Plan for Outside Directors and are exercisable under Archstone's Outside Trustees Plan, and 1,250 Common Shares which are issuable upon exercise of options granted under Archstone's Outside Trustees Plan.
(4) Includes 4,000 Common Shares held by family limited partnerships and 5,554 Common Shares held in trust for Mr. Holmes' children.
(5) Includes 1,028 Common Shares held in trust for Mr. Polk's children.
(6) Includes 6,000 Common Shares held by Mr. Schweitzer's spouse and 25,000 Common Shares held in Mr. Schweitzer's IRA.
(7) Includes 492 Common Shares held by Mr. Sellers' spouse as her separate property, 850 Common Shares held in custodial accounts for Mr. Sellers' children and 525 Common Shares held in Mr. Sellers' IRA.
(8) Includes for each of Messrs. Sellers, Banks, Freeman, Mueller and Dickason beneficial ownership of Common Shares which are issuable upon exercise of vested options granted under Archstone's 1997 Long-Term Incentive Plan, as follows: Mr. Sellers, 164,387; Mr. Banks, 65,028; Mr. Freeman, 68,246; Mr. Mueller 30,503; and Mr. Dickason, 30,452.
(9) Includes for each of Messrs. Sellers, Banks, Freeman, Mueller and Dickason beneficial ownership of Common Shares which are issuable upon exercise of vested restricted share unit awards granted under Archstone's 1997 Long-Term Incentive Plan, as follows: Mr. Sellers, 66,286; Mr. Banks, 18,088; Mr. Freeman, 9,014; Mr. Mueller 9,064; and Mr. Dickason, 16,728.

                             ELECTION OF TRUSTEES

   Archstone has a classified Board consisting of the following six Trustees:
James A. Cardwell; Ned S. Holmes; James H. Polk, III; John M. Richman; John C. Schweitzer; and R. Scot Sellers. On February 28, 2001, C. Ronald Blankenship and John T. Kelley, III resigned as Trustees of Archstone. Messrs. Blankenship and Kelley were nominees of Security Capital Group Incorporated ("Security Capital") pursuant to an Investor Agreement between Archstone and Security Capital. On February 28, 2001, Security Capital sold substantially all of the Common Shares owned by it and its rights under the Investor Agreement terminated. See "Certain Relationships and Transactions--Security Capital Investor Agreement."

   Following the resignations of Messrs. Blankenship and Kelley, the Board decreased the number of members of the Board to six.

   The Common Shares represented by the accompanying proxy will be voted to elect the two nominees named below as Class III Trustees and the one nominee named below as a Class II Trustee, unless a shareholder indicates otherwise on the proxy. Should any of the nominees named below become unavailable for election, which is not anticipated, the Common Shares represented by the accompanying proxy will be voted for the election of another person recommended by the Board. Messrs. Holmes and Sellers, if elected, will serve as Class III Trustees until the annual meeting of shareholders in 2004, and Mr. Richman, if elected, will serve as Class II

Trustee until the annual meeting of shareholders in 2003. The Board recommends that shareholders vote FOR the election of each nominee for Trustee.

Nominees

           Trustee            Age      Business Experience        Trustee Since
           -------            ---      -------------------        -------------
 Ned S. Holmes (Class III)...  56 Director of Security Capital        1998
                                  Atlantic ("Atlantic") from
                                  May 1994 to July 1998;
                                  President and Chief Executive
                                  Officer of Laing Properties,
                                  Inc. since May 1990; Chairman
                                  and President of Parkway
                                  Investments/Texas Inc., a
                                  Houston-based real estate
                                  investment and development
                                  company which specializes in
                                  residential (apartment and
                                  townhouse), commercial
                                  (office and warehouse) and
                                  subdivision projects since
                                  April 1984; Director of
                                  Heritage Bank and Commercial
                                  Bancshares, Inc.; Chairman of
                                  P&O Ports North America,
                                  Inc.; Chairman Emeritus of
                                  the Port Commission of the
                                  Port of Houston Authority;
                                  Director of the Institute of
                                  International Education and
                                  the Houston International
                                  Protocol Alliance; and
                                  Director of Greater Houston
                                  Partnership.

 John M. Richman (Class II)..  73 Director of Atlantic from           1998
                                  September 1996 to July 1998;
                                  Counsel to the law firm of
                                  Wachtell, Lipton, Rosen &
                                  Katz from January 1990 to
                                  October 1996 and from April
                                  1997 to present; former
                                  Chairman and CEO of Kraft
                                  Foods; Director, Evanston
                                  Northwestern Healthcare,
                                  Chicago Council on Foreign
                                  Relations and Lyric Opera of
                                  Chicago; Life Trustee of the
                                  Chicago Symphony Orchestra,
                                  and Northwestern University;
                                  retired Director of R.R.
                                  Donnelley & Sons Company and
                                  served as Acting Chairman and
                                  Chief Executive Officer of
                                  that company from October
                                  1996 to April 1997; retired
                                  Director of BankAmerica
                                  Corporation and Bank of
                                  America National Trust and
                                  Savings Association; and USX
                                  Corporation. Member, The
                                  Commercial Club of Chicago.

 R. Scot Sellers (Class III).  44 Chairman and Chief Executive        1998
                                  Officer of Archstone since
                                  December 1998, where he has
                                  overall responsibility for
                                  Archstone's strategic
                                  direction, investments and
                                  operations; Co-Chairman and
                                  Chief Investment Officer of
                                  Archstone from July 1998 to
                                  December 1998; President and
                                  Chief Executive Officer of
                                  Archstone from June 1997 to
                                  July 1998; from September
                                  1994 to June 1997, Managing
                                  Director of Archstone, where
                                  he had overall responsibility
                                  for Archstone's investment
                                  strategy and implementation;
                                  Senior Vice President of
                                  Archstone from May 1994 to
                                  September 1994; from April
                                  1993 to May 1994, Senior Vice
                                  President of Security
                                  Capital, where he was
                                  responsible for portfolio
                                  acquisitions from
                                  institutional sources. Mr.
                                  Sellers is a member of the
                                  Board of Governors of the
                                  National Association of Real
                                  Estate Investment Trusts
                                  ("NAREIT") and also is a
                                  member of the Executive
                                  Committee of the Board of
                                  Directors of the National
                                  Multi Housing Council.

Continuing Trustees

   The following persons will continue to hold positions as Trustees:

   James A. Cardwell--69--Trustee of Archstone since May 1980; Chief Executive Officer of Petro Stopping Centers, L.P. (operation of full-service truck stopping centers) and its predecessor since 1975; and Director of El Paso Electric Company. Mr. Cardwell is a Class I Trustee and his term as Trustee expires in 2002.

   James H. Polk, III--58--Trustee of Archstone since January 1976; Managing Director, SING LTD. Co. (development, operation and ownership of self-storage facilities) since January 1998; Partner, Rust Capital Group, Austin, Texas (venture capital investment) since June 2000; Managing Director of Security Capital Markets Group Incorporated from August 1992 to June 1997 and President from March 1997 to June 1997; affiliated with Archstone from January 1976 to June 1997 in various capacities, including Trustee, President and Chief Executive Officer; past President and Trustee of NAREIT; and Director, M.D. Anderson Hospital, Houston. Mr. Polk is a Class I Trustee and his term as Trustee expires in 2002.

   John C. Schweitzer--56--Trustee of Archstone since April 1976; Director of Homestead Village Incorporated ("Homestead") since April 1997; Director of Regency Realty Corporation since March 1999; Trustee of Pacific Retail Trust from June 1997 to February 1999; President, Westgate Corporation (real estate and investments) since 1976; Managing Partner, Campbell Capital Ltd. (real estate and investments) since 1976; Trustee of Texas Christian University; Director of Chase Bank of Texas-Austin and KLRU Public Television, Austin, Texas. Mr. Schweitzer is a Class II Trustee and his term as Trustee expires in 2003.

Meetings and Committees

   The Board held six meetings during 2000.

   The Executive and Investment Committee of the Board, currently composed of Messrs. Sellers, Schweitzer and Holmes, has the responsibility to act on behalf of the entire Board between regular Board meetings to the extent permitted by applicable law; review and make recommendations regarding strategic actions; price securities to be issued by Archstone; and review and approve proposed investments and property dispositions. During 2000, the Executive and Investment Committee held 19 meetings. On February 28, 2001, Messrs. Blankenship and Kelley resigned as members of the Executive and Investment Committee concurrently with their resignations from the Board.

   The Board has a Management Development and Executive Compensation Committee (the "Executive Compensation Committee") currently composed of Messrs. Schweitzer, Richman and Polk. The Executive Compensation Committee reviews and approves Archstone's executive compensation arrangements and plans. The Executive Compensation Committee held seven meetings during 2000. Mr. Blankenship resigned as a member of the Executive Compensation Committee on February 28, 2001 concurrently with his resignation from the Board.

   The Audit Committee of the Board, composed of Messrs. Cardwell, Holmes and Polk, is responsible for, among other things, recommending to the Board the appointment of independent auditors, reviewing all recommendations of the auditors with respect to accounting methods and internal controls of Archstone, reviewing and approving non-audit services and reviewing the scope of the audits conducted by the auditors. The Board has adopted a written charter that specifies the scope of the Audit Committee's responsibilities, a copy of which is included as Appendix B to this proxy statement. The Audit Committee held six meetings during 2000.

   The Nominating Committee of the Board, appointed by the Board in December of 2000, and composed of Messrs. Holmes, Cardwell and Richman, is responsible for making recommendations to the Board on the slate of Trustees to be placed before shareholders for election at each annual meeting, and for identifying and proposing to the Board candidates to fill any Board vacancies. The Nominating Committee did not hold any meetings in 2000. The Nominating Committee has met once in 2001 to nominate the Trustees to stand for election this year. The Nominating Committee does not consider nominees recommended by shareholders.

   During 2000, each Trustee attended at least 75% of the total number of meetings of the Board and the total number of meetings of each committee on which he served.

Trustee Compensation

   During 2000, Trustees who were not employees of Archstone or Security Capital ("Outside Trustees") received an annual retainer of $22,000; meeting fees of $1,000 for each Board meeting attended and $500 for each committee meeting attended. The Chairman of any committee of the Board also received $3,000 per year per committee chaired. Both the retainers and meeting fees are paid quarterly. Each Outside Trustee may defer compensation to be received under the Deferred Fee Plan for Outside Trustees for up to ten years from the date it originally was to be received. Trustees are reimbursed for any out-of-town travel expenses incurred in connection with attendance at Board meetings.

Outside Trustees Plan

   The purpose of the Outside Trustees Plan is to enable the Outside Trustees to increase their ownership of Archstone and thereby increase the alignment of their interests with those of Archstone's other shareholders. The Outside Trustees Plan provides for grants of options to purchase Common Shares. The Secretary of Archstone (the "Administrator") administers the Outside Trustees Plan.

   The number of Common Shares reserved for issuance upon exercise of options granted under the Outside Trustees Plan currently is 200,000. If the proposed amendment to the Outside Trustees Plan is approved, the total number of Common Shares reserved for issuance under the Outside Trustees Plan will be 400,000. On the date of each annual meeting of shareholders of Archstone from 1999 through 2006, each Outside Trustee is granted an option to purchase 5,000 Common Shares at an exercise price equal to the average of the highest and lowest sales price of the Common Shares on the New York Stock Exchange ("NYSE") on that date. The options vest at the rate of 25% per year on each anniversary of the date of the award for the four succeeding years after the award subject to accelerated vesting in certain circumstances. In the event of changes in the outstanding Common Shares which may dilute the value of the options granted, the Administrator may make appropriate adjustments to the aggregate number of Common Shares available under the Outside Trustees Plan and the terms of the options for Common Shares subject to the Outside Trustees Plan. The Outside Trustees shall be credited with dividend equivalent units with respect to the options provided under the Outside Trustees Plan. The dividend equivalent units vest in accordance with the vesting schedule applicable to the option with respect to which the dividend equivalent unit was awarded. Dividend equivalent units credited to options generally represent the average of the number of options held as of each record date, multiplied by the difference between the average annual dividend yield on Common Shares and the average annual dividend yield for the Standard & Poor's 500 Stock Index. The average annual dividend yield for the Standard & Poor's 500 Stock Index is not deducted when calculating the dividend equivalent units earned on previously-earned dividend equivalent units. The dividend equivalent units are credited annually on the last calendar day of each year. Dividend equivalent units are paid in Common Shares on the basis of one Common Share per dividend equivalent unit. The payment of all awards under the Outside Trustees Plan may be deferred at the option of the Outside Trustee.

   Prior to 1999, each Outside Trustee received an annual option to purchase 2,000 Common Shares at an exercise price equal to the average of the highest and lowest sales price of the Common Shares on the NYSE on the date of the award. Those options vested upon award and did not have dividend equivalent units awarded with them.

              PROPOSAL TO AMEND ARCHSTONE'S DECLARATION OF TRUST

   The Board proposes to amend various provisions of Archstone's Declaration of Trust which are described in more detail below. The Board has unanimously approved the amendment to Archstone's Declaration of Trust, the form of which is attached hereto as Appendix A. The following description, which summarizes the changes to be effected by the amendments, is qualified in its entirety by reference to the form of Articles of Amendment to Archstone's Declaration of Trust attached hereto as Appendix A.

   The approval of the amendments requires the affirmative vote of at least a majority of the outstanding Common Shares represented in person or by proxy at the meeting. The Board recommends a vote "FOR" the proposed amendments.

Removal of Exemption for Security Capital from Ownership Limit

   In order to maintain Archstone's qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code"), the Declaration of Trust limits the ownership of our shares to 9.8% by any person or group of related persons. These restrictions do not apply to shares owned or that may be acquired by Security Capital so long as Security Capital owns 49% or less of the Common Shares. On February 28, 2001, Security Capital sold substantially all of the Common Shares it owned. The Board has determined that maintaining Security Capital's exemption from the share ownership limit is no longer in the best interests of shareholders and has approved an amendment to the Declaration of Trust removing this exemption with respect to Security Capital.

Removal of Exemption for Security Capital from Application of Maryland
Statutes

   Under Maryland law, in general, "business combinations" (such as mergers, consolidations and share exchanges) between a Maryland real estate investment trust and any person who beneficially owns more than 10% of the voting power of the real estate investment trust, are prohibited for a period of five years after the date on which such person acquired such ownership. Maryland law also provides generally that "control shares" of a Maryland real estate investment trust acquired in a "control share acquisition" have no voting rights except to the extent approved by two-thirds of the shareholders of the real estate investment trust. The board of trustees or the charter of the real estate investment trust may exempt a particular person from both of these provisions of Maryland law. Archstone's Declaration of Trust currently exempts Security Capital from the application of these provisions of Maryland law to the extent that Security Capital's ownership does not exceed 49% of the outstanding Common Shares. The Board has determined that maintaining Security Capital's exemption from these provisions of Maryland law is no longer in the best interests of the shareholders and has approved an amendment removing this exemption with respect to Security Capital.

              PROPOSAL TO APPROVE THE ARCHSTONE COMMUNITIES TRUST

                       2001 EMPLOYEE STOCK PURCHASE PLAN

   The Board adopted the Stock Purchase Plan on March 5, 2001 and recommended that it be submitted to the shareholders of Archstone for approval. If the shareholders approve the Stock Purchase Plan at the meeting, the Stock Purchase Plan will become effective upon such approval.

   The purpose of the Stock Purchase Plan is to provide a method for eligible employees of Archstone and its participating subsidiaries to acquire an interest in Archstone through the purchase of Common Shares from Archstone at a discount from fair market value. A total of 1,200,000 Common Shares (subject to adjustment for share splits, share dividends, recapitalizations or other corporate restructurings), plus an annual increase on the first day of each of Archstone's fiscal years beginning in 2002 and ending in 2010, equal to 1,200,000 Common Shares, have been authorized for issuance under the Stock Purchase Plan. As of March 5, 2001, there were approximately 2,058 individuals who were eligible to participate in the Stock Purchase Plan. The full text of the Stock Purchase Plan is set forth in Appendix C to this proxy statement. The following description of the Stock Purchase Plan is qualified in its entirety by reference to the text of the Stock Purchase Plan.

   The Board recommends a vote "FOR" the approval of the Stock Purchase Plan.

Description of the Stock Purchase Plan

   Eligible employees may choose to participate in the Stock Purchase Plan during offering periods by authorizing payroll deductions of up to 15% of their compensation, subject to limitations imposed by the Code. For purposes of the Stock Purchase Plan, "compensation" is defined as all gross earnings and commissions, including payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation, but excluding severance. A participant may increase or decrease the amount of his or her payroll deductions at any time during an offering period, but changes may not be retroactive and changes may not be made more than once during an offering period. The first offering period will begin on July 2, 2001, assuming shareholders approve the adoption of the Stock Purchase Plan, and will end on December 31, 2001. Subsequent periods will be approximately six months long, with the first subsequent period beginning on January 2, 2002 and ending on June 28, 2002. As of the last day of each offering period (an "Exercise Date"), the participant's accumulated payroll deductions as of that date are used to purchase Common Shares. The purchase price per Common Share purchased as of the Exercise Date is the lower of either (i) 85% of the fair market value of a Common Share on the first day of the offering period or (2) 85% of the fair market value of a Common Share on the Exercise Date.

   Participants may withdraw from the Stock Purchase Plan at any time during the offering period, subject to advance notice requirements. Participation automatically terminates upon a participant's termination of employment for any reason. If an employee withdraws or terminates participation in the Stock Purchase Plan, all accumulated payroll deductions not yet used to exercise the option will be returned to the participant in cash without interest and the participant may not again participate in the Stock Purchase Plan until the beginning of the next offering period. During the two-year period beginning on the first day of an offering period, all sales and transfers of Common Shares acquired during that offering period are effected by the custodian for the Stock Purchase Plan. Thereafter, the Common Shares acquired during the offering period may be withdrawn by the participant or transferred to an account maintained by the participant at a broker-dealer or a financial institution. Participants have no interest or voting rights in the Common Shares purchasable upon the exercise of their option until the option has been exercised.

   No income will be taxable to a participant at the time shares are purchased under the Stock Purchase Plan. In the event that shares acquired pursuant to the Stock Purchase Plan are sold or disposed of (including by way of gift) at least two years after the first day of an offering period (the "Grant Date") and at least one year after the Exercise Date, the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price, or (b) the excess of the fair market value of the shares at the Grant Date over an amount equal to what the purchase price would have been if it had been computed as of the Grant Date, will be treated as ordinary income to the participant. Any further gain on disposition will be treated as capital gain and any loss will be treated as a capital loss. If the participant holds the acquired shares for the periods described above, Archstone will not be entitled to a deduction for federal income tax purposes with respect to shares transferred to a participant pursuant to the Stock Purchase Plan.

   In the event shares are sold or disposed of before the expiration of the holding periods described above, the excess of the fair market value of the shares on the Exercise Date over the purchase price will be treated as ordinary income to the participant. This excess will constitute ordinary income in the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of the shares is made. The balance of any gain will be treated as capital gain. Even if the shares are sold for less than their fair market value on the Exercise Date, the same amount of ordinary income is attributed to a participant and a capital loss is recognized equal to the difference between the sale price and the value of the shares on the Exercise Date. If a sale or disposition occurs before the expiration of the holding periods described above, Archstone will be entitled to a deduction for its taxable year in which such sale or disposition occurs in the same amount includible as compensation in the participant's gross income.

   The foregoing tax description summarizes some of the significant federal income tax considerations relating to purchases under the Stock Purchase Plan, and it does not purport to be a complete description of the federal income tax aspects of the Stock Purchase Plan.

               PROPOSAL TO AMEND THE ARCHSTONE COMMUNITIES TRUST

                  1996 SHARE OPTION PLAN FOR OUTSIDE TRUSTEES

Amendment

   The Board has adopted, subject to shareholder approval, an amendment to the Outside Trustees Plan to increase by 200,000 the number of Common Shares issued and reserved for issuance under the Outside Trustees Plan. Other than the increase in the number of shares, the Outside Trustees Plan will remain the same as currently in effect. See "Election of Trustees--Outside Trustees Plan". The Board recommends a vote "FOR" the amendment of the Outside Trustees Plan.

                            EXECUTIVE COMPENSATION

   The following table presents the compensation for 2000, 1999 and 1998 paid to the Chief Executive Officer and the four other most highly compensated executive officers of Archstone (the "Named Executive Officers").

                                    Annual
                                 Compensation             Long-Term Compensation
                               ----------------- ---------------------------------------------
                                                                  Awards
                                                 ---------------------------------------------
                                                                  Archstone      Shares of
                                                                Common Shares Security Capital
                                                 Restricted      Underlying    Class A Common   All Other
        Name and               Salary              Share           Options    Stock Underlying Compensation
   Principal Position     Year   ($)   Bonus ($) Awards ($)        (#)(1)       Options (#)       ($)(2)
   ------------------     ---- ------  --------- ----------     ------------- ---------------- ------------
R. Scot Sellers.........  2000 600,000 1,125,000 1,000,000(3)      250,000           77(4)        13,943
Chairman and Chief        1999 600,000   615,000 1,500,000(5)      133,032           --           14,088
 Executive
Officer                   1998 250,000   602,000 1,300,010(6)      187,353           51(7)        15,734

Patrick R. Whelan(8)....  2000 175,482   195,741       --              --            --            3,688
Chief Operating Officer   1999 325,000   430,750   550,006(9)       59,377           --           11,413
                          1998 225,000   377,000   450,009(10)      68,909           --           15,174

Richard A. Banks........  2000 240,342   340,000   124,997(11)      56,853           --            6,328
Managing Director--West   1999 225,000   230,000   399,996(9)       15,789           --           10,321
 Region
                          1998 197,692   205,725   399,993(10)      26,972           --            7,948

J. Lindsay Freeman (12).  2000 237,759   335,000   124,997(11)      56,853           --            6,895
Managing Director--East   1999 221,539   180,000   499,995(9)       10,526           --            9,191
 Region
                          1998  97,500    82,500       --           34,266           --            5,352

Charles E. Mueller, Jr..  2000 250,000   264,500   174,995(13)      48,731           --            7,070
Chief Financial Officer   1999 180,000   195,000   399,996(9)       18,421           --            6,221
                          1998 149,423    92,500       --           21,061           18(14)        3,200

Richard W. Dickason.....  2000 239,134   180,000   100,002(11)      20,305           --            3,671
Senior Vice President     1999 200,000   145,000   399,996(9)       10,526           --            6,642
                          1998 170,577   145,000   350,000(10)      19,602           --            3,200

--------

(1) The recipients of the options awarded in 1998 and 1999 are credited with dividend equivalent units with those options. See "--Long-Term Incentive Plan".

(2) Includes contributions made by Archstone under its 401(k) Savings Plan and the Non-Qualified Savings Plan, and the dollar value of insurance premiums paid by Archstone with respect to term life insurance for the benefit of the Named Executive Officer, and imputed interest income, if any, deemed incurred on loans made by Archstone for the purchase of Common Shares under the share purchase program of the 1997 Long-Term Incentive Plan, having an interest rate lower than the rate mandated by the Internal Revenue Service. The interest rate under each loan is 6% and the mandated rate is 6.55%. Archstone has matched up to 50% of the first 6% of compensation contributed by the employee under the 401(k) Savings Plan; alternatively, with respect to employees who have contributed 4% of their compensation into the 401(k) Savings Plan and made further contributions of compensation into the Non-Qualified Savings Plan, Archstone has matched up to 50% of the 4% of compensation contributed to the 401(k) Savings Plan and 50% of the first 2% of the compensation contributed to the Non-Qualified Savings Plan.

(3) The amount shown represents an award of 44,199 restricted share units at a share price of $22.625 made by Archstone to Mr. Sellers in May 2000 under the 1997 Long-Term Incentive Plan. The restricted share units vest for the number of Common Shares indicated at a rate of 50% per year in May 2001 and 2002. Mr. Sellers is also credited with dividend equivalent units in connection with these restricted shares. See "--Long-Term Incentive Plan".

(4) These options to acquire shares of Security Capital's Class A Common Stock, par value $.01 per share (the "Class A Common Stock") were awarded by Security Capital under Security Capital's 1991 and 1992 option plans. These options were issued to replace options surrendered by Mr. Sellers to cover tax payment obligations arising from an exercise of options for Class A Common Stock.

(5) The amount shown represents an award of 68,376 restricted share units at a share price of $21.9375 made by Archstone to Mr. Sellers in June 1999 under the 1997 Long-Term Incentive Plan. The restricted share units vest for the number of Common Shares indicated at a rate of 50% per year in June 2000 and 2001. Mr. Sellers is also credited with dividend equivalent units in connection with these restricted shares. See "--Long-Term Incentive Plan".

(6) The amount shown represents an award of 64,198 restricted share units at a share price of $20.25 made by Archstone to Mr. Sellers in December 1998 under the 1997 Long-Term Incentive Plan. The restricted share units vest for the number of Common Shares indicated at a rate of 25% per year in December of each of the four years 1999 through 2002 that Mr. Sellers is employed by Archstone. Mr. Sellers also is credited with dividend equivalent units in connection with these restricted shares. See "--Long-Term Incentive Plan".

(7) These options to acquire shares of Class A Common Stock were awarded by Security Capital under Security Capital's 1991 and 1992 option plans. These options were issued to replace options surrendered by Mr. Sellers to cover tax payment obligations arising from an exercise of options for Class A Common Stock. These options expired unexercised on December 31, 1999.

(8) Mr. Whelan resigned effective May 12, 2000. Mr. Whelan's compensation information for 2000 reflects compensation paid through such date.

(9) The amounts shown represent awards of restricted share units made by Archstone in June 1999 as part of a key employee retention program under the 1997 Long-Term Incentive Plan. The restricted share units vest 20% on December 31 of each of the five years 1999 through 2003 that the grantee is employed by Archstone. The restricted share units, awarded to Messrs. Whelan, Banks, Freeman, Mueller and Dickason at a share price of $22.1875, were with respect to the following number of shares: Mr. Whelan, 24,789; Mr. Freeman, 22,535; Mr. Banks, 18,028; Mr. Mueller, 18,028; and Mr. Dickason, 18,028. Dividend equivalent units are credited in connection with the restricted shares awarded. See "--Long-Term Incentive Plan".

(10) The amounts shown represent awards of restricted share units made by Archstone in June 1998 as part of a key employee retention program under the 1997 Long-Term Incentive Plan. The restricted share units vest 20% on December 31 of each of the five years 1998 through 2002 that the grantee is employed by Archstone. The restricted share units, awarded to Messrs. Whelan, Banks and Dickason at a share price of $22.0625 were with respect to the following number of shares: Mr. Whelan, 20,397; Mr. Banks, 18,130; and Mr. Dickason, 15,864. Dividend equivalent units are credited in connection with the restricted shares awarded. See "--Long-Term Incentive Plan".

(11) The amounts shown represent awards of restricted share units made by Archstone in December 2000 as part of a key employee retention program under the 1997 Long-Term Incentive Plan. The restricted share units vest 25% on December 4 of each of the four years 2001 through 2004 that the grantee is employed by Archstone. The restricted share units, awarded to Messrs. Banks, Freeman and Dickason at a share price of $24.625, were with respect to the following number of shares: Mr. Banks, 5,076; Mr. Freeman, 5,076 and Mr. Dickason, 4,061. Dividend equivalent units are credited in connection with the restricted shares awarded. See "--Long-Term Incentive Plan".

(12) Mr. Freeman joined Archstone on July 7, 1998 upon the merger of Archstone and Atlantic, and his 1998 compensation reflects only the portion of that year during which he was an officer of Archstone.

(13) The amount shown represents an award of 7,417 restricted share units at a share price of $23.5938 made by Archstone to Mr. Mueller in July 2000 under the 1997 Long-Term Incentive Plan. The restricted share units vest for the number of Common Shares indicated at a rate of 25% on December 31 of each of the four years 2000 through 2003 that Mr. Mueller is employed by Archstone. Dividend equivalent units are credited in connection with these restricted shares. See "--Long-Term Incentive Plan".

(14) These options to acquire shares of Class A Common Stock were awarded by Security Capital under Security Capital's 1995 option plan at a share price of $1,435. The options were 100% vested on the grant date and expire on May 21, 2008.

Option Grants in 2000

   During 2000, options for 1,229,716 Common Shares were granted to 97 key employees and officers of Archstone. The following table sets forth certain information with respect to individual grants of options to each of the Named Executive Officers:

                                      Individual Grants
             --------------------------------------------------------------------
             Common Shares     Percent of      Exercise
               Underlying     Total Options       Or                 Grant Date
                Options        Granted to     Base Price Expiration Present Value
   Name      Granted (#)(1) Employees in 2000 ($/share)     Date       ($)(2)
   ----      -------------- ----------------- ---------- ---------- -------------
R. Scot
 Sellers...     250,000           20.33         24.625    12/04/10     806,900

Patrick R.
 Whelan....         --              --             --          --          --

Richard A.
 Banks.....      56,853            4.62         24.625    12/04/10     183,499

J. Lindsay
 Freeman...      56,853            4.62         24.625    12/04/10     183,499

Charles E.
 Mueller,
 Jr........      48,731            3.96         24.625    12/04/10     157,284

Richard W.
 Dickason..      20,305            1.65         24.625    12/04/10      65,536

--------
(1) These options become exercisable in one-fourth increments on the first, second, third and fourth anniversaries of the date of grant (December 4, 2000), except that such options may be exercised earlier in the event of the optionee's retirement, disability or death, or upon termination of an optionee's employment due to a change in control of Archstone.

(2) The amounts shown are based on the Black-Scholes option pricing model. The material assumptions incorporated in the Black-Scholes model in estimating the value of the options include the following: an expected option life of
    6.25 years; a risk-free interest rate of 5.43%; an expected dividend yield of 6.77%; and expected volatility of 23.65%. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Common Shares over the exercise price on the date the option is exercised. There can be no assurance that the value realized by an optionee will be at or near the value estimated by using the Black-Scholes model, which does not include the valuation of dividend equivalent units.

Option Exercises in 2000 and Year-End Option Values

   During 2000, Mr. Sellers exercised options for 60,000 Common Shares and Mr. Whelan exercised options for 63,118 Common Shares. The following table sets forth certain information concerning the year-end value of unexercised options for Archstone shares owned by the Named Executive Officers.

                                                  Archstone Common Shares
                                    ---------------------------------------------------
                                      Securities Underlying     Value of Unexercised
                                     Unexercised Options at     In-the-Money Options
             Shares                       Year-End (#)           at Year End ($)(1)
          Acquired on     Value     ------------------------- -------------------------
  Name    Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
  ----    ------------ ------------ ----------- ------------- ----------- -------------
R. Scot
 Sellers     60,000      236,250      164,387      540,897      831,682     1,696,941
Patrick
 R.
 Whelan      63,118       45,864          --           --           --            --
Richard
 A.
 Banks          --           --        65,028      129,768      274,429       391,637
J.
 Lindsay
 Freeman        --           --        68,246      130,357      269,554       369,014
Charles
 E.
 Mueller,
 Jr.            --           --        30,503       88,439      143,925       260,892
Richard
 W.
 Dickason       --           --        30,452       56,013      136,598       194,935

   The following table sets forth certain information concerning the year-end value of unexercised options for Security Capital shares owned by the Named Executive Officers.

                                          Security Capital Class A Common Shares
                                    ---------------------------------------------------
                                      Securities Underlying     Value of Unexercised
                                     Unexercised Options at     In-the-Money Options
             Shares                       Year-End (#)           at Year End ($)(2)
          Acquired on     Value     ------------------------- -------------------------
  Name    Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
  ----    ------------ ------------ ----------- ------------- ----------- -------------
R. Scot
 Sellers      267        199,501       3,482         838        919,226      23,203
Patrick
 R.
 Whelan       --             --          --          --             --          --
Richard
 A.
 Banks        --             --          --          --             --          --
J.
 Lindsay
 Freeman      --             --        2,288         196        852,863         --
Charles
 E.
 Mueller,
 Jr.          --             --          335          87          3,597         --
Richard
 W.
 Dickason     --             --          440         108          5,550         --

--------
(1) Based on the December 29, 2000 NYSE closing price of $25.75 per Common
    Share.
(2) Based on the December 29, 2000 NYSE closing price for $990 per share of Security Capital Class A Common Stock.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

   Archstone has not entered into any employment contracts with any Named Executive Officer.

   Under Archstone's 1997 Long Term Incentive Plan, as amended and restated as of December 8, 1999 (the "Plan"), if (i) a participant's employment is terminated by Archstone or a successor to Archstone or an affiliated entity which is his or her employer, for reasons other than cause following a change in control (as defined in the Plan) of Archstone, or (ii) the Plan is terminated by Archstone or its successor following a change in control without provision for the continuation of outstanding awards under the Plan, then in either such event all unexpired options and related awards will become immediately exercisable and all other awards previously made under the Plan will immediately vest.

   Archstone has entered into change in control agreements with each of the Named Executive Officers and several of its other senior officers. The agreements provide that if a change in control (as defined in the agreement) occurs and the officer is thereafter terminated, other than for cause, or as a result of the officer's death or disability, or if the officer resigns as a result of, among other matters a material adverse change in the nature or scope of the officer's duties, authority or compensation and such termination or action is taken within the protective period applicable to such officer, then the officer will be entitled to receive a lump-sum payment, together with certain other payments and benefits, including continuation of certain employee benefits. The duration of the period during which the officer is entitled to continue to receive benefits and the amount of the lump-sum payment depends upon the officer's responsibility level within Archstone. For Mr. Sellers, the period extends for thirty-six months after the change in control and the severance payment would be three times the sum of the base salary and target bonus for Mr. Sellers for the year in which termination occurs. For Messrs. Banks, Dickason, Freeman and Mueller, the period is twenty-four months following the change in control, and the multiple for the severance payment is two times base salary and target bonus. Each officer (regardless of tier) will also receive, if terminated within his or her applicable period after a change in control, an amount equal to the officer's pro-rated salary and target bonus for the year of termination through the date of termination, and, under certain circumstances, an additional payment required to compensate the officer for excise taxes imposed upon the severance payments made under the officer's agreement.

Long-Term Incentive Plan

 General

   The Plan authorizes the establishment of one or more option programs and share purchase programs and the award of share grants. No more than 8,650,000 Common Shares in the aggregate may be awarded under the Plan and no individual may be granted awards with respect to more than 500,000 Common Shares in any one-year period. The Executive Compensation Committee administers the Plan. Subject to the terms of the Plan, the Executive Compensation Committee determines which employees will be eligible to receive awards under the

Plan, and the amount, price, timing and other terms and conditions applicable to awards. All employees of Archstone and any of its subsidiaries, and any other related company designated by the Executive Compensation Committee, are eligible to participate in the Plan. Non-employee Trustees are not eligible to participate in the Plan. In the event of transactions affecting the type or number of outstanding shares that dilute the value of the Common Shares available under the Plan, the number of shares subject to the Plan, the number or type of shares subject to outstanding awards and the exercise price thereof may be appropriately adjusted.

 Options

   Options become exercisable in accordance with the terms established by the Executive Compensation Committee, which may include conditions relating to completion of a specified period of service or achievement of performance standards or such other criteria as the Executive Compensation Committee deems appropriate. Options expire on the date determined by the Executive Compensation Committee which shall not be later than the tenth anniversary of the grant date. The Plan provides generally that participants who are awarded options may also be credited with dividend equivalent units with respect to the options, although options granted from and after December 7, 1999 have been awarded without dividend equivalent units. Dividend equivalent units credited to options are credited annually as of the end of each year and represent the average of the number of options held on each record date multiplied by the excess between the average annual dividend yield on Common Shares and the average annual dividend yield for the Standard & Poor's 500 Stock Index. Each dividend equivalent unit may earn additional dividend equivalent units on an annual basis. The average annual dividend yield for the Standard & Poor's 500 Stock Index is not deducted when calculating the dividend equivalent units earned on previously-earned dividend equivalent units. The dividend equivalent units are subject to substantially the same vesting schedule as the options and generally are valued as of the December 31 next following the exercise or expiration of any paired options and paid out as soon thereafter as practicable. All dividend equivalent units are paid in cash.

 Restricted Share Units

   The Executive Compensation Committee may also award restricted share units. Upon vesting, each restricted share unit awarded represents one Common Share as of the date of the settlement. Outstanding restricted share units are generally credited with dividend equivalent units as of the end of each year. Such dividend equivalent units are equal to the average annual dividend yield per Common Share multiplied by the average of the number of restricted share units held as of each record date. Each dividend equivalent unit may earn additional dividend equivalent units on an annual basis. Restricted share units vest in accordance with the terms established by the Executive Compensation Committee.

 Performance Awards

   The Plan provides that the Executive Compensation Committee may award participants performance stock, the distribution of which is subject to achievement of performance objectives. The number of shares and the performance measures and periods shall be established by the Executive Compensation Committee at the time the award is made.

 Share Purchase Program

   The Plan permits the Executive Compensation Committee to allow officers and employees to purchase Common Shares with, at the Executive Compensation Committee's discretion, matching options or shares for each share purchased. The Executive Compensation Committee also sets other terms and restrictions governing the share purchases.

   Archstone has share purchase loans outstanding with executive officers as follows: Mr. Sellers, in the original principal amount of $1,900,000, with an outstanding balance as of December 31, 2000, of $1,842,925; Mr. Banks, in the original principal amount of $807,500, with an outstanding balance as of December 31, 2000 of $783,229; Mr. Mueller, in the original principal amount of $285,000, with an outstanding balance as of December 31, 2000 of $276,425; and Mr. Dickason, in the original principal amount of $285,000, with an outstanding balance as of December 31, 2000 of $276,425. Mr. Freeman's loan was repaid in connection with the sale of his purchased shares in June 2000. Mr. Whelan's loan was repaid in connection with Mr. Whelan's resignation on May 12, 2000. Each of the remaining outstanding loans is fully recourse to the executive officer, the proceeds of each loan were used to purchase Common Shares and each loan is secured by the purchased Common Shares. The loans bear interest at the lower of 6.0% per annum or the dividend yield of a Common Share determined based on the fair market value of a Common Share on the purchase date and have a ten-year term. All dividends paid on the shares purchased with proceeds of loans provided under the Plan are used to pay the accrued interest and outstanding principal under the loans. The loans will become due and payable (i) immediately upon the sale of the purchased Common Shares or Archstone's termination of the executive officer's employment for cause, (ii) 180 days after Archstone's termination of the executive officer's employment following a change in control, (iii) 365 days after termination of the executive officer's employment by reason of death, disability or retirement or (iv) 90 days after termination of the executive officer's employment for any other reason. The loans were used to purchase Common Shares under the share purchase program under the Plan.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

   The Executive Compensation Committee is responsible for acting on behalf of the Board with respect to (i) general compensation and benefits practices of Archstone, (ii) review and approval of salaries and other compensation actions for Archstone's Chief Executive Officer, the other Named Executive Officers and other senior executive officers, and (iii) adopting, administering and approving awards under annual and long-term incentive compensation plans. None of the members of the Executive Compensation Committee are officers or employees of Archstone.

Compensation Philosophy

   The Executive Compensation Committee is committed to a compensation philosophy, which rewards employees on the basis of Archstone's success in attaining corporate financial objectives as well as on the basis of the employees' success in attaining individual financial and qualitative performance objectives. Archstone's compensation program is designed to:

  . Attract, reward and retain highly qualified employees.

  . Align shareholder and employee interests.

  . Reward long-term career contributions to Archstone.

  . Emphasize the variable portion of total compensation (cash and stock) as an individual's level of responsibility increases.

  . Provide fully competitive compensation opportunities consistent with performance.

  . Encourage teamwork.

   Archstone's compensation philosophy and practices are based on the key elements outlined below.

Key Elements of Compensation

   The key elements of Archstone's executive compensation program consist of base salary, annual bonus and long-term incentives. As an executive's level of responsibility increases, a greater portion of total compensation is based on annual and long-term performance-based incentive compensation and less on salary and employee benefits, creating the potential for greater variability in the individual's compensation level from year to year. The mix, level and structure of performance-based incentive elements reflect market industry practices as well as the executive's role and relative impact on business results consistent with Archstone's variable pay-for-performance philosophy.

 Base Salary

   Base salaries for senior executives are based on an overall assessment of the executive's responsibilities and contribution to Archstone. Before 1999, base salaries were reviewed every two years. Beginning in 1999, base salaries are reviewed annually.

 Annual Bonus

   Archstone's senior executives are eligible for annual cash bonus awards based on the performance of Archstone, the business unit and the individual during the prior year. Historically, individual bonus awards have been paid in amounts which achieve a targeted level of competitive total cash compensation (base salary and annual bonus) consistent with performance.

   Annual performance goals are established by the Executive Compensation Committee at the beginning of each fiscal year for the Named Executive Officers. Specifically, the Executive Compensation Committee will consider performance based on financial measures such as funds from operations, same store net operating income and total shareholder returns, both absolute and relative to comparable companies, as well as more qualitative measures for each individual.

   Performance versus these criteria will determine individual awards with 100% achievement resulting in payment of the target award. Awards for performance below and above this level of achievement will be at the discretion of the Executive Compensation Committee. Additionally, awards earned under the program may be further adjusted up or down at the discretion of the Executive Compensation Committee based on the quality of the results, extraordinary circumstances, and other factors that the Executive Compensation Committee deems relevant.

 Long-Term Share Incentives

   Long-term share incentives are designed to foster significant ownership of Common Shares, promote a close identity of interests between Archstone management and shareholders, and motivate and reward long-term strategic contributions and enhancement of shareholder value.

   Non-qualified options have been the primary long-term incentive form and constitute a major component of management compensation. Option awards generally reflect the executive's level of responsibility and impact on the long-term success of Archstone. Additionally, consideration is given to an executive's potential for future responsibility and impact. The number of shares covered by annual grants generally reflects competitive industry practices. As in prior years, share options awarded in 2000 were granted with an exercise price equal to the closing price on the date of grant and vest ratably over four years.

   In order to promote long-term retention of critical executives and promote the growth of shareholder value, restricted shares were granted to the Chief Executive Officer, the other Named Executive Officers and on a selected basis to key executives critical to the long-term success of Archstone in May, July and December 2000. The May 2000 award for the Chief Executive Officer will vest ratably over two years. The July 2000 award for the Chief Financial Officer will vest ratably on December 31 of each year from 2000 to 2003. The December 2000 awards for all other executives will vest ratably on December 4 of each year from 2001 through 2004.

   The Executive Compensation Committee believes long-term incentives are integral in motivating management to achieve Archstone's long-range goals and enhance shareholder value. The Executive Compensation Committee intends to continue to emphasize this element of the compensation package.

Chief Executive Officer Compensation

   The Executive Compensation Committee meets annually without the Chief Executive Officer present to evaluate the Chief Executive Officer's performance and to determine the Chief Executive Officer's compensation. In considering Mr. Sellers' compensation, the Executive Compensation Committee considers his principal responsibilities, which are to provide the overall vision and strategic direction for Archstone, to attract and retain highly qualified employees and to develop and maintain strong relationships for Archstone with the overall investment and analyst community.

   In determining Mr. Sellers' 2000 annual bonus and long-term incentive award, the Executive Compensation Committee reviewed the financial performance of Archstone relative to comparable REITs, overall performance of Archstone and Mr. Sellers' individual performance. During 2000, Archstone achieved several important objectives which the Executive Compensation Committee believed Mr. Sellers was instrumental in achieving:

  . Repurchase of 12.5% of overall shares outstanding.

  . Disposition of $793.2 million of non-core assets.

  . Increased funds from operations 12.8% to $2.21 per share in 2000 versus
    $1.96 in 1999.

  . Managed Archstone's balance sheet to preserve significant financial flexibility for investment opportunities in 2001.

  . Commenced construction on $205 million of development communities and completed construction on $550 million of development communities in 2000.

  . Maintained strong performance in Archstone's existing operating communities, which produced same-store net operating income growth of 7.7% for the year.

  . Made substantial progress on several new initiatives including the development, in collaboration with Manugistics Group, Inc., of Lease Rent Optimizer(TM), Archstone's revenue management software.

   In view of these accomplishments, among others, the Executive Compensation Committee awarded to Mr. Sellers bonuses aggregating $1,125,000 for 2000. Additionally, the Executive Compensation Committee awarded to Mr. Sellers key executive retention grants of share options to acquire 250,000 Common Shares and restricted share units for 44,199 Common Shares. The Executive Compensation Committee has determined that the combination of the annual bonus award and share grants, in addition to base salary, places Mr. Sellers' total compensation in the top 30% of comparable companies.

Section 162(m)

   The Executive Compensation Committee is aware of the limitations imposed by
Section 162(m) of the Internal Revenue Code on the deductibility of compensation paid to certain executives to the extent it exceeds $1 million per executive. The law exempts compensation paid under plans that relate compensation to performance. Although Archstone's plans are designed to relate compensation to performance, certain elements of the plans may not meet the tax law's requirements because they allow the Executive Compensation Committee to exercise discretion in setting compensation. The Executive Compensation Committee is of the opinion that it is better to retain discretion in determining executive compensation. However, the Executive Compensation Committee will continue to monitor the requirements of the Internal Revenue Code to determine what actions, if any, should be taken with respect to
Section 162(m).

   This report is submitted by the members of the Executive Compensation
Committee: John C. Schweitzer, Chairman, John M. Richman and James H. Polk,
III.

                         REPORT OF THE AUDIT COMMITTEE

   Notwithstanding anything to the contrary set forth in any of Archstone's previous or future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate this proxy statement or future filings with the Securities and Exchange Commission, in whole or part, the following report shall not be deemed to be incorporated by reference into any such filing.

   The Audit Committee consists of three members of the Board. Each member of the Audit Committee is independent of Archstone and its management, as defined by the NYSE listing standards.

   In May 2000, the Board adopted a written charter, a copy of which is included as Appendix A to this proxy statement. The charter specifies the scope of the Audit Committee's responsibilities and how it carries out those responsibilities.

   The Audit Committee has reviewed and discussed Archstone's unaudited financial statements for the quarters ended March 31, June 30 and September 30, 2000 and its December 31, 2000 audited financial statements with management and with KPMG LLP, Archstone's independent accountants.

   Archstone has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended. This included
(i) the auditor's judgment about the quality, not just the acceptability, of Archstone's accounting principles as applied in its financial reporting, (ii) methods used to account for significant unusual transactions, (iii) the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus, (iv) the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditor's conclusions regarding the reasonableness of those estimates and (v) disagreements with management over the application of accounting principles, the basis for management's accounting estimates and disclosures in the financial statements.

   The Audit Committee has also received from KPMG LLP the written disclosures required by Independence Standards Board Standard No. 1 regarding their independence, and has discussed with KPMG LLP their independence relative to Archstone, including whether the provision of the services described below under "Independent Public Accountants--Financial Information Systems Design and Implementation Fees" and "--All Other Fees" is compatible with maintaining KPMG LLP's independence.

   Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the December 31, 2000 audited financial statement be included in Archstone's Annual Report on Form 10-K filed with the Securities and Exchange Commission.

James A. Cardwell, Chairman
Ned S. Holmes
James H. Polk, III

                               PERFORMANCE GRAPH

   Set forth below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Common Shares against the cumulative total return of the Standard & Poor's Composite-500 Stock Index and the NAREIT Equity REIT Index for the five-year period commencing December 31, 1995 and ended December 31, 2000. The Common Share price performance shown on the graph is not necessarily indicative of future price performance.

                                    [GRAPH]

                            12/31/95 12/31/96 12/31/97 12/31/98 12/31/99 12/31/00
                            -------- -------- -------- -------- -------- --------
  Archstone                   $100     $137     $153     $136     $148     $197
  S&P 500                     $100     $123     $164     $211     $255     $232
  NAREIT Equity REIT Index    $100     $135     $163     $134     $128     $162

--------
(1) Assumes that the value of the investment in Common Shares and each index was $100.00 on December 31, 1995 and that all dividends were reinvested. Upon the formation of Homestead in October 1996, Archstone received, and distributed to its shareholders, Homestead common stock and warrants to purchase common stock. For purposes of calculating the total return those securities were valued based on the closing price of the securities on the American Stock Exchange on September 18, 1997, the date the securities were distributed to Archstone's shareholders. In addition, upon the acquisition of its management companies in 1997, Archstone received, and distributed to its shareholders, warrants to purchase shares of Security Capital Class B Common Stock. For purposes of calculating the total return, those securities were valued based on the closing price of the warrants distributed on the NYSE on September 18, 1997, the date the warrants were issued to the distribution agent.

                    CERTAIN RELATIONSHIPS AND TRANSACTIONS

Sales of Common Shares by Security Capital

   In July 2000, Archstone completed a transaction to repurchase approximately
17.5 million Common Shares held by Security Capital in exchange for Homestead mortgage notes receivable with a face amount of $221.3 million and cash of $178.7 million. Security Capital's ownership of our Common Shares was reduced from approximately 36% to approximately 27% on a fully diluted basis (from approximately 38% to approximately 29% based on Common Shares outstanding) in connection with this transaction.

   Archstone filed a registration statement with the Securities and Exchange Commission to register all of the 35,471,214 Common Shares owned by Security Capital on November 22, 2000. Security Capital requested the filing of the registration statement under the provisions of the Third Amended and Restated Investor Agreement, as amended, between Security Capital and Archstone. On February 28, 2001, Security Capital sold 29,455,640 Common Shares in an underwritten public offering. Concurrently with this sale, Archstone repurchased 2,264,827 Common Shares from Security Capital at a price per share of $22.08, which was the same price per share at which Security Capital sold Common Shares to the underwriters in the underwritten offering. The shares sold by Security Capital in these transactions represented substantially all of the Common Shares it owned in Archstone. As a result of this transaction, Security Capital no longer has any rights under the Investor Agreement described below.

Protection of Business Agreement

   Archstone and Homestead are parties to a Protection of Business Agreement, dated as of October 17, 1996 (the "Protection of Business Agreement"), which prohibits Archstone and its affiliates from engaging, directly or indirectly, in the extended-stay lodging business except through Homestead and its subsidiaries. The Protection of Business Agreement also prohibits Homestead from directly or indirectly engaging in the ownership, operation, development, management or leasing of apartment properties. The Protection of Business Agreement does not prohibit Archstone from: (i) owning securities of Homestead; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as it does not actively participate in the business of that person; (iii) owning the outstanding securities of another person, a majority-owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing extended-stay lodging properties, so long as not more than 5% of that person's consolidated revenues are derived from those properties; and (iv) owning securities of another person primarily engaged in a business other than owning, operating, developing, managing or leasing extended-stay lodging properties, including a person primarily engaged in business as an owner, operator or developer of hotel properties, whether or not that person owns, operates, develops, manages or leases extended-stay lodging properties. The Protection of Business Agreement does not prohibit Homestead from: (i) owning securities of Archstone or Security Capital; (ii) owning up to 5% of the outstanding securities of another person engaged in owning, operating, developing, managing or leasing garden-style apartment properties; and (iii) owning the outstanding securities of another person, a majority-owned subsidiary, division, group, franchise or segment of which is engaged in owning, operating, developing, managing or leasing garden-style apartment properties, so long as not more than 5% of that person's consolidated revenues are derived from those properties. The Protection of Business Agreement will terminate in the event of an acquisition, directly or indirectly (other than by purchase from Archstone, or Security Capital or any of their respective affiliates), by any person (or group of associated persons acting in concert), other than Archstone or Security Capital or their respective affiliates, of 25% or more of the outstanding voting stock of Homestead, without the prior written consent of Homestead's board of directors. Subject to earlier termination pursuant to the preceding sentence, the Protection of Business Agreement will terminate on October 17, 2006.

Security Capital Investor Agreement

   Archstone and Security Capital were parties to a Third Amended and Restated Investor Agreement (the "Investor Agreement"). The Investor Agreement provided that, so long as Security Capital owned at least 10% of the Common Shares, without first having consulted with the Security Capital nominees to the Board, Archstone could not seek Board approval of certain matters. Additionally, so long as Security Capital beneficially owned at least 25% of the Common Shares, Security Capital had the right to approve various matters proposed by Archstone.

   The Investor Agreement also provided that, so long as Security Capital owned at least 10% of the outstanding Common Shares, Security Capital also was entitled to designate a number of persons to be nominated for election to the Board, depending on its ownership of Common Shares. The agreement also restricted Security Capital (or a group of which it was a member) from acquiring in excess of 49% of the Common Shares subject to certain exceptions.

   As indicated above, Security Capital has sold substantially all of the Common Shares it owned and, as a result, has no further rights under the Investor Agreement.

Administrative Services Agreement

   Archstone and Security Capital entered into a renewal of the Administrative Services Agreement (the "Administrative Services Agreement"), as of January 1, 2001, pursuant to which Security Capital provides Archstone with certain administrative and other services with respect to certain aspects of Archstone's business, as selected from time to time by Archstone at its option. These services include, but are not limited to, cash management and accounts payable services, internal audit services, real estate research and insurance administration. Fees payable to Security Capital are based upon Archstone's specific usage at fixed rates per unit for each service provided. Archstone, under a substantially similar administrative services agreement in effect during 2000, incurred $3.8 million for services rendered in 2000. Management anticipates incurring approximately $2.3 million for services rendered under the Administrative Services Agreement during 2001. The Administrative Services Agreement has a one-year term and expires on December 31, 2001. The Administrative Services Agreement can be modified or terminated by Archstone, in whole or in part, at any time, provided a fee may be payable by Archstone in connection with any such termination.

Protection of Business Agreement

   Prior to September 9, 2000, Archstone and Security Capital were parties to a Protection of Business Agreement (the "Protection of Business Agreement"), which prohibited Security Capital and its affiliates from providing, anywhere within the United States, directly or indirectly, management services to any entity which owns or operates apartment properties. The term of the Protection of Business Agreement expired on September 9, 2000.

Formation of Subsidiary

   In April 2000, in connection with the reorganization of SafeRent, Inc., Mr. Sellers contributed a note in the original principal amount of $500,000 to a newly formed corporation in which Archstone owned all of the outstanding preferred stock. As a part of that transaction, Mr. Sellers and Archstone entered into an option agreement pursuant to which, at any time after January 1, 2001, Archstone had the right to purchase all of Mr. Sellers' interest in such corporation for an amount equal to the outstanding principal balance of Mr. Sellers' note to the corporation, plus accrued and unpaid interest. Archstone exercised this option and cancelled Mr. Sellers' promissory note on January 1, 2001. Mr. Sellers made no profit on this transaction.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Exchange Act requires Archstone's Trustees, officers and beneficial owners of more than ten percent of the outstanding Common Shares to file reports of ownership and changes in ownership of the Common Shares with the SEC and to send copies of those reports to Archstone. Based solely on a review of those reports and amendments thereto furnished to Archstone and on written representations of certain of those persons that they were not required to file certain of those reports, Archstone believes that no such person failed to file any such report on a timely basis during 2000, except that Mr. Kelley filed a late report with respect to one transaction.

                        INDEPENDENT PUBLIC ACCOUNTANTS

   The Board has selected KPMG LLP, certified public accountants, who have served as auditors for Archstone since 1980, to serve again as the auditors of Archstone's books and records for the coming year. A representative of KPMG LLP is expected to be present at the annual meeting, and will be given an opportunity to make a statement if that representative desires to do so and will be available to respond to appropriate questions.

Audit Fees

   The aggregate fees billed by KPMG LLP for professional services rendered for the audit of Archstone's annual financial statements for the year ended December 31, 2000 and the reviews of the financial statements included in Archstone's quarterly reports on Form 10-Q during 2000 were $320,000.

Financial Information Systems and Design Implementation Fees

   There were no fees billed by KPMG LLP during 2000 for professional services related to financial information systems design and implementation.

All Other Fees

   The aggregate fees billed by KPMG LLP for professional services rendered during 2000, other than the fees described above, were $396,000.

                                 ANNUAL REPORT

   Archstone's 2000 Annual Report, which includes financial statements, is being mailed to shareholders together with this proxy statement. The Annual Report does not constitute a part of the proxy solicitation material.

                             SHAREHOLDER PROPOSALS

   Any proposal by a shareholder of Archstone intended to be presented at the 2002 annual meeting of shareholders must be received by Archstone at its principal executive offices not later than December 1, 2001, for inclusion in Archstone's proxy statement and form of proxy relating to that meeting.

   In addition, shareholders may present proposals which are proper subjects for consideration at an annual meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the shareholder must comply with the procedures specified by Archstone's bylaws. Archstone's bylaws require that all shareholders who intend to make proposals at an annual shareholders' meeting submit their proposals to Archstone during the period 90 to 120 days before the anniversary date of the proxy statement made in connection with the previous year's annual meeting. To be eligible for consideration at the 2002 annual meeting, proposals which have not been submitted by the deadline for inclusion in the proxy statement must be received by Archstone between December 1, 2001 and December 31, 2001.

                                 OTHER MATTERS

   Archstone is not aware of any business or matter other than those indicated above which may properly be presented at the meeting. If, however, any other matter properly comes before the meeting, the proxy holders will, in their discretion, vote thereon in accordance with their best judgment.

                                          Caroline Brower
                                          Secretary

March 30, 2001

                                                                     APPENDIX A

                             ARTICLES OF AMENDMENT
                                      OF
                   AMENDED AND RESTATED DECLARATION OF TRUST
                        OF ARCHSTONE COMMUNITIES TRUST

   The undersigned, being an officer duly authorized by unanimous vote of the Trustees of Archstone Communities Trust, a Maryland real estate investment trust (the "Trust"), does hereby certify pursuant to the provisions of Article VI, Section 1 of the Trust's Amended and Restated Declaration of Trust, as amended and supplemented (the "Declaration of Trust"), and Section 8-501 of the Corporations and Associations Article of the Annotated Code of Maryland, that the Board of Trustees of the Trust has adopted a resolution declaring this amendment to the Declaration of Trust as hereinafter set forth to be advisable and that the shareholders of the Trust have approved such amendment by the affirmative vote of at least a majority of all the votes entitled to be cast on the matter.

   Therefore, the Declaration of Trust is hereby amended as follows:

     1. The definition of "Excluded Holder" in Article II, Section 8(a) is hereby deleted in its entirety and all references in the Declaration of Trust to the term "Excluded Holder" are hereby deleted.

     2. Article II, Section 9 is hereby deleted and removed in its entirety and all references thereto are hereby deleted and removed.

   The undersigned officer acknowledges these Articles of Amendment to be the act of the Trust and, as to all other matters or facts required to be verified under oath, that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects, and that this statement is made under the penalties for perjury.

   IN WITNESS WHEREOF, the undersigned officer, duly authorized by a majority
of the Trustees, has executed these Articles of Amendment as of this    day of
May, 2001.

                                          -------------------------------------
                                          Charles E. Mueller, Jr.
                                          Chief Financial Officer

ATTEST:

-------------------------------------
Caroline Brower
Secretary

                                                                     APPENDIX B

                            AUDIT COMMITTEE CHARTER

   The Board of Trustees (the "Board") of Archstone Communities Trust (the "Trust") hereby renews and reaffirms the establishment of an Audit Committee (the "Committee"). The purpose of the Committee is to be an informed, vigilant and effective overseer of the controlling processes of the Trust consistent with risk mitigation appropriate under the circumstances. The Committee shall also assist the Board in fulfilling its obligation to provide factual and appropriate financial reporting to shareholders. To achieve these objectives, the Committee shall be constituted and operated pursuant to the following requirements:

Organization and Rules of the Committee

   The Committee shall consist of two or more members through June 13, 2001. Thereafter the Committee shall consist of three or more members. The Board shall elect the members of the Committee at its annual meeting and shall designate the Chairman of the Committee, all of whom will serve until their successors are elected by a majority vote of the Board.

   The Board shall have the power at any time to change the membership of the Committee and to fill vacancies in it, subject to the eligibility requirements set forth below. Subject to such rules as the Board shall prescribe, the Committee shall meet at such times, but not less than three times annually, and place as the members of the Committee shall deem necessary or desirable. Meetings of the Committee may be called at any time by the Chairman of the Committee. No notice of meetings need be given.

   A majority of the members of the Committee shall constitute a quorum for the transaction of business and the action of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee. Except as expressly provided in these resolutions, the Committee shall fix its own rules of procedure.

Eligibility for Membership on the Committee

   All members must fulfill qualification standards established by governing regulatory entities, including the New York Stock Exchange (NYSE). All members must be financially knowledgeable, and one member must have accounting or financial management expertise, all as determined by the Board in its reasonable judgment. Each member must be fully independent of management and the Trust, free of any circumstances or relationship that would interfere with the exercise of his or her duties.

   No trustee may be a member who:

  . Has been employed by the Trust or any of its affiliates during the last three years;

  . Is a partner in, or a controlling shareholder or executive officer of, any enterprise that has a business relationship with the Trust or who personally has a direct business relationship with the Trust; provided that such person may be a member if the Board determines in its business judgment that the relationship does not interfere with the trustee's exercise of independent judgment;

  . Is employed as an executive at another entity in which any of the Trust's executives serve on that entity's compensation committee; or

  . Has an immediate family member who has been employed by the Trust or any affiliate as an executive officer during the last three years.

Responsibilities of the Committee

   The Committee shall be responsible for the following matters:

  . Oversight of the Trust's internal control environment which may include solicitation of recommendations from the Trust's independent accountants and internal auditors for the improvement of internal control processes;

  . Review of the operations of the Trust's financial, accounting and reporting processes;

  . Selection, evaluation and replacement of a nationally recognized, independent accountant for the Trust, based upon such factors as the Committee and the Board deem relevant, which independent accountant shall be ultimately accountable to the Board and the Committee. Different accounting firms may be chosen to audit the Trust or any affiliate thereof, subject to Board approval

  . Review and approve the independent accountants' service and compensation arrangements and the independence of such accountants;

  . Meet with the independent accountants, at such frequency and times as needed to review the Trust's financial reporting, the internal controls of the Trust, the nature of any disagreements or major issues with management, the nature and resolution of any significant or unusual accounting issues, any auditing problems, and such other matters as the Committee deems appropriate;

  . Make its Chairman or the Committee as whole available, upon request, to the Trust's independent accountants and management to review interim and annual financial statements and or earnings releases prior to filing or release, to the extent required by applicable regulations of the Securities and Exchange Commission (SEC), NYSE, and accounting standards;

  . Discuss with the Trust's independent accountants the quality of the Trust's financial reporting;

  . Review and approve the annual audit plan and receive periodic reports on progress and results;

  . Review and reassess annually the Committee Charter in light of current circumstances of the Trust and changes in regulations;

  . Review material legal and regulatory matters, including reports received from regulators; and

  . Receive periodic reports from the independent accountants regarding all relationships between the accountants and the Trust, discuss with the independent accountants any disclosed relationships or services that may affect their objectivity and independence and recommend that the Board take appropriate action to satisfy itself of the independence of the independent accountants.

   The Committee shall:

  . Ensure reports are made to the Board, and in periodic filings as required by governing rules and regulations of the SEC and NYSE; such reports will include, among other things:

   --A report in the Trust's proxy statement for its annual meeting of shareholders at which trustees will be elected that the Committee has:

    . Reviewed and discussed the audited financial statements with management and the independent accountants;

    . Discussed with the independent accountants matters required to be covered by the Statement on Auditing Standards No. 61;

    . Received independence disclosures from the independent accountants as required by Independence Standards Board Standard No. 1 and applicable SEC and NYSE regulations;

    . Recommended inclusion of the audited financial statements in the Form
      10-K for the prior fiscal year for filing with the SEC, following completion of the immediately preceding three actions; and

    . Considered any other reports as may be mandated from time to time by applicable regulations.

   --An annual written confirmation to the NYSE covering:

    . Any determination that the Board has made regarding the independence of Committee members;

    . The financial literacy of Committee members;

    . The determination that at least one of the Committee members has accounting or related financial management expertise; and

    . The Committee's annual review and reassessment of the adequacy of its Charter.

   --The triennial publication of the Committee's Charter in the Trust's proxy statement for its annual meeting of shareholders at which trustees will be elected.

Access to Resources of the Trust

   With reasonable advance notice, the Committee may request any officer of the Trust to attend any meeting of the Committee or to otherwise provide assistance to the Committee in fulfilling its responsibilities. In such circumstances as it deems appropriate, the Committee shall be entitled to engage outside legal counsel or other experts as it deems necessary to assist in fulfilling its duties.

General

   The Committee shall request the senior internal auditor and independent accountants to meet with the members of the Committee without members of management or officers present to discuss such topics as the Committee deems appropriate.

   The Committee shall annually review the Senior Financial Officer's (SFO) authority, the qualifications, experience and training of the SFO's staff and the reporting relationships between the SFO and the top management. The SFO shall be entitled to contact the Committee directly without prior approval of the management of the Trust.

   The Committee shall annually review policies and procedures with respect to officers' expense accounts and perquisites, including their use of corporate assets.

                                                                     APPENDIX C

                          ARCHSTONE COMMUNITIES TRUST

                       2001 EMPLOYEE STOCK PURCHASE PLAN

   1. Purpose. The purpose of this Archstone Communities Trust 2001 Employee Stock Purchase Plan is to provide employees of Archstone Communities Trust ("Archstone") and its Designated Subsidiaries with an opportunity to purchase Shares of Archstone through accumulated payroll deductions, enabling such persons to acquire or increase a proprietary interest in Archstone in order to strengthen the mutuality of interests between such persons and Archstone's shareholders, and to provide a benefit that will assist Archstone in competing to attract and retain employees of high quality. It is the intention of Archstone that the Plan qualify as an "employee stock purchase plan" under
Section 423 of the Code. Accordingly, the provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

   2. Definitions. For purposes of the Plan, the following terms will have the meanings set forth below:

     (a) "Account" means the account maintained on behalf of the Participant by the Custodian for the purpose of investing in Shares and engaging in other transactions permitted under the Plan.

     (b) "Administrator" means the person or persons designated to administer the Plan under Section 13(a).

     (c) "Archstone" means Archstone Communities Trust, a Maryland real estate investment trust.

     (d) "Board" means Archstone's Board of Trustees.

     (e) "Code" means the Internal Revenue Code of 1986, as amended.

     (f) "Committee" means a committee of two or more trustees designated by the Board to administer the Plan.

     (g) "Compensation" means all gross earnings and commissions, including payments for overtime, shift premium, incentive compensation, incentive payments, bonuses and other compensation, but excluding severance.

     (h) "Custodian" means a custodian or any successor thereto as appointed by the Board from time to time.

     (i) "Designated Subsidiaries" means the Subsidiaries which have been designated by the Board from time to time in its sole discretion as eligible to have their Employees participate in the Plan.

     (j) "Employee" means any individual who is employed by Archstone or a Designated Subsidiary and whose customary employment with Archstone or a Designated Subsidiary is more than 20 hours per week and more than five months per year.

     (k) "Enrollment Date" means the first day of each Offering Period.

     (l) "Exercise Date" means the last day of each Offering Period.

     (m) "Fair Market Value" means the fair market value of a Share as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Shares as of any given date shall be the average of the highest and lowest sales prices of a Share reported on a consolidated basis for securities listed on the New York Stock Exchange for trades on the date as of which such value is being determined or, if that day is not a Trading Day, then on the latest previous Trading Day.

     (n) "Offering Period" means the period of approximately six months beginning on the first Trading Day in January or July and ending on the last Trading Day of the following June or December. The first Offering Period will begin on the later of the first Trading Day in July 2001 or the day on which shareholders of Archstone approve this Plan. The beginning and ending dates and duration of Offering Periods may be changed pursuant to
  Section 4 of the Plan.

     (o) "Participant" means for any Offering Period an Employee who has completed a subscription agreement in accordance with section 5(a).

     (p) "Plan" means this Archstone Communities Trust 2001 Employee Stock Purchase Plan.

     (q) "Purchase Price" means an amount equal to 85% of the Fair Market Value of a Share on the Enrollment Date or 85% of the Fair Market Value of a share of Stock on the Exercise Date, whichever is lower.

     (r) "Reserves" means the number of Shares covered by all options under the Plan which have not yet been exercised and the number of Shares which have been authorized for issuance under the Plan but which have not yet become subject to options.

     (s) "Share" means Archstone common shares of beneficial interest, $1.00 par value per Share and such other securities as may be substituted (or resubstituted) for Shares pursuant to Section 18 hereof.

     (t) "Subsidiary" means any corporation during any period in which it is a "subsidiary corporation" (as that term is defined in, Section 424(f)) of the code with respect to Archstone.

     (u) "Trading Day" means a day on which the New York Stock Exchange is open for trading.

   3. Eligibility.

   (a) All Employees shall be eligible to participate in an Offering Period if employed by Archstone or a Designated Subsidiary on the Enrollment Date for such Offering Period.

   (b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) to the extent that, immediately after the grant, such Employee (or any other person whose Shares would be attributed to such Employee pursuant to Section 424(d) of the Code) would own shares of beneficial interest and/or hold outstanding options to purchase such shares under this or any other employee share purchase plan of Archstone or its Subsidiaries possessing 5% or more of the total combined voting power or value of all classes of the capital stock of Archstone or of any Subsidiary, or (ii) to the extent that his or her rights to purchase shares under all employee share purchase plans of Archstone and its Subsidiaries accrue at a rate which exceeds $25,000 worth of shares (determined at the fair market value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time.

   (c) All Participants in the Plan shall have equal rights and privileges (subject to the terms of the Plan) with respect to options outstanding during any given Offering Period.

   4. Offering Periods. The Plan shall be implemented by consecutive Offering Periods with a new Offering Period commencing on the first Trading Day of the first Offering Period and the January and July of each year following the first Offering Period, or on such other date as the Committee shall determine, and continuing thereafter until terminated in accordance with Section 19 hereof. The Committee shall have the power to change the beginning date, ending date, and duration of Offering Periods with respect to future offerings without shareholder approval if such change is announced at least five days prior to the scheduled beginning of the first Offering Period to be affected thereafter, provided that Offering Periods will in all cases comply with applicable limitations under Section 423(b)(7) of the Code.

   5. Participation.

   (a) Any person who will be an eligible Employee on a given Enrollment Date may become a "Participant" in the Plan by completing a subscription agreement authorizing payroll deductions and filing it with the Administrator prior to such Enrollment Date.

   (b) Payroll deductions for a Participant shall commence on the first pay day following the Enrollment Date and shall end on the last pay day in the Offering Period to which such authorization is applicable, unless sooner terminated by the Participant as provided in Section 10 hereof.

   6. Payroll Deductions.

   (a) At the time a Participant files his or her subscription agreement, he or she shall elect to have payroll deductions made on each pay day during the Offering Period in an amount from 1% to 15% of the Compensation which he or she receives for each pay day during the Offering Period.

   (b) All payroll deductions made for a Participant shall be credited to his or her Account under the Plan. Payroll deductions shall be withheld in whole percentages only, unless otherwise determined by the Committee. A Participant may not make any additional payments into such Account.

   (c) A Participant may discontinue his or her participation in the Plan as provided in Section 10 hereof, or may increase or decrease the rate of his or her payroll deductions during the Offering Period, by completing and filing with the Administrator a new subscription agreement authorizing a change in payroll deduction rate. If a Participant discontinues his or her payroll deductions during any Offering Period, the participant may request a refund of accumulated payroll deductions in accordance with the rules established by the Plan Administrator (unless Archstone elects to process a given change in participation more quickly), which refund will be made as soon as administratively feasible. Unless otherwise authorized by the Committee, a Participant may not change his or her payroll deduction rate more than once during any Offering Period. The change in rate shall be effective on the earliest possible pay date following the Administrator's receipt of the new subscription agreement. A Participant's subscription agreement shall remain in effect for successive Offering Periods unless terminated as provided in
Section 10 hereof.

   (d) The foregoing notwithstanding, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) hereof, a Participant's payroll deductions may be terminated at such time during any Offering Period which is scheduled to end during the current calendar year (the "Current Offering Period") that the aggregate of all payroll deductions accumulated with respect to the Current Offering Period equal $21,250 (or such other limit as may apply under Section 423(b)(8) of the Code). Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement (as previously on file or as changed prior to the recommencement date in accordance with
Section 6(c)) at the beginning of the next Offering Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in Section 10 hereof.

   (e) The Company or any Designated Subsidiary is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, including any disposition of shares acquired under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding. At the time of a Participant's exercise of an option or disposition of shares acquired under the Plan, Archstone may require the Participant to make other arrangements to meet tax withholding obligations as a condition to exercise of rights or distribution of shares or cash from the Participant's Account. In addition, a Participant may be required to advise Archstone of sales and other dispositions of Stock acquired under the Plan in order to permit Archstone to comply with tax laws and to claim any tax deductions to which Archstone may be entitled with respect to the Plan.

   7. Grant of Option. On the Enrollment Date of each Offering Period, each Employee participating in such Offering Period shall be granted an option to purchase on the Exercise Date of such Offering Period, at the applicable Purchase Price, up to a number of Shares determined by dividing such Employee's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's Account as of the Exercise Date by the applicable Purchase Price; provided that such purchase shall be subject to the limitations set forth in Sections 3(b) and 12 hereof. Exercise of the option shall occur as provided in Section 8 hereof, unless the participant has withdrawn pursuant to Section 10 hereof. To the extent not exercised, the option shall expire on the last day of the Offering Period.

   8. Exercise of Option. A Participant's option for the purchase of Shares shall be exercised automatically on the Exercise Date, and the maximum number of Shares subject to the option shall be purchased for such Participant at the applicable Purchase Price with the accumulated payroll deductions in his or her account. Shares purchased shall include fractional Shares calculated to at least three decimal places, unless otherwise determined by the Committee. If fractional Shares are not to be purchased for a Participant's Account, any payroll deductions accumulated in a Participant's account not sufficient to purchase a full Share shall be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10 hereof. During a Participant's lifetime, a Participant's option to purchase Shares hereunder is exercisable only by him or her.

   9. Delivery of Shares; Participant Accounts.

   (a) At or as promptly as practicable after the Exercise Date for an Offering Period, Archstone will deliver the Shares purchased to the Custodian for deposit into the Participants' Accounts.

   (b) Each Participant will be entitled to vote the number of Shares credited to his or her Account (including any fractional Shares credited to such Account) on any matter as to which the approval of Archstone's shareholders is sought. If a Participant does not vote or grant a valid proxy with respect to Shares credited to his or her Account, such shares will be voted by the Custodian in accordance with any stock exchange or other rules governing the Custodian in the voting of Shares held for customer accounts. Similar procedures will apply in the case of any consent solicitation of Archstone shareholders.

   10. Withdrawal of Payroll Deductions or Shares; Termination of Employment.

   (a) If a Participant decreases his or her payroll deduction rate to zero during an Offering Period, payroll deductions shall not resume at the beginning of the succeeding Offering Period unless the Participant delivers to the Administrator a new subscription agreement.

   (b) Upon a Participant's ceasing to be an Employee for any reason (including upon the Participant's death), he or she shall be deemed to have elected to withdraw from the Plan and the payroll deductions credited to such Participant's Account during the Offering Period but not yet used to exercise the option shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 14 hereof, and such Participant's option shall be automatically terminated.

   (c) Following the completion of two years from the first day of an Offering Period, a participant may elect to withdraw Shares acquired during such Offering Period from his or her Account in certificated form or to transfer such shares from his or her Account to an account of the Participant maintained with a broker-dealer or financial institution. During the first two years from the first day of the Offering Period, all sales and transfers shall only be effectuated by the Custodian on the Participant's behalf. If a Participant elects to withdraw Shares, one or more certificates for whole Shares shall be issued in the name of, and delivered to, the Participant, with such Participant receiving cash in lieu of fractional Shares based on the Fair Market Value of a Share on the date of withdrawal. If Shares are transferred from a Participant's Account to a broker-dealer or financial institution that maintains an account for the Participant, only whole Shares shall be transferred and cash in lieu of any fractional Share shall be paid to such Participant based on the Fair Market Value of a Share on the date of transfer. A Participant seeking to withdraw or transfer Shares must give instructions to the Custodian in such manner and form as may be prescribed by the Committee and the Custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 10(e) hereof.

   (d) Upon termination of employment of a Participant with Archstone or Designated Subsidiary for any reason, the Custodian will continue to maintain the Participant's Account until the earlier of such time as the Participant withdraws or transfers all Shares in the Account or two years after the Participant ceases to be employed by Archstone and its Subsidiaries. At the expiration of such two-year period, the assets in Participant's Account shall be withdrawn or transferred as elected by the Participant or, in the absence of such election, as determined by the Committee.

   (e) Costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by Archstone, including annual fees of the Custodian and any brokerage fees and commissions for the purchase of Shares upon reinvestment of dividends and distributions. The foregoing notwithstanding, the Custodian may impose or pass through a reasonable fee to the Participant for the withdrawal of Shares in the form of share certificates (as permitted under Section 10(c)), and reasonable fees for other services unrelated to the purchase of Shares under the Plan, to the extent approved in writing by Archstone and communicated to Participants. In no circumstance shall Archstone pay any brokerage fees and commissions for the sale of Shares acquired under the Plan by a Participant.

   11. Interest. No interest shall accrue on the payroll deductions of a Participant in the Plan.

   12. Shares.

   (a) Subject to adjustment as provided in Section 18, the maximum number of Shares which shall be made available for sale under the Plan shall be 1,200,000 Shares, plus an annual increase on the first day of each of Archstone's fiscal years, beginning in 2002 and ending in 2010, equal to 1,200,000 Shares. If, on a given Exercise Date, the number of Shares with respect to which options are to be exercised exceeds the number of Shares then available under the Plan, Archstone shall make a pro rata allocation of the Shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable. Any Shares delivered by Archstone under the Plan may consist, in whole or in part, of authorized and unissued Shares, treasury Shares, or Shares acquired by Archstone in the open market. Shares acquired in the open market through dividend reinvestment will not count against the Reserves.

   (b) The Participant shall have no interest or voting right in Shares purchasable upon exercise of his or her option until such option has been exercised.

   13. Administration.

   (a) The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the "Committee" shall be deemed to include references to the "Board." The Committee shall have full and final authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. The Committee may, in its discretion, delegate authority to the Administrator. Every finding, decision and determination made by the Committee or Administrator shall, to the full extent permitted by law, be final and binding upon all parties (except for any reserved right of the Committee to review a finding, decision or determination of the Administrator). The Committee, Administrator, and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of Archstone or any Designated Subsidiary, Archstone's independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee or Administrator and any officer or employee of Archstone or any Designated Subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the extent permitted by law, be fully indemnified and protected by Archstone with respect to any such action or determination.

   (b) The Custodian will act as custodian under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between Archstone and the Custodian. The Custodian will establish and maintain, as agent for each Participant, an Account and any subaccounts as may be necessary or desirable for the administration of the Plan.

   14. Designation of Beneficiary.

   (a) A Participant may file a written designation of a beneficiary who is to receive any Shares and cash, if any, from the Participant's Account under the Plan in the event of (i) such Participant's death subsequent to an Exercise Date on which the option is exercised but prior to a distribution to such Participant of Shares or cash then held in the Participant's Account or (ii) such Participant's death prior to exercise of the option.

   (b) Such designation of beneficiary may be changed by the Participant at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, any Shares or cash otherwise deliverable under Section 14(a) shall be delivered to the Participant's estate.

   15. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect.

   16. Use of Funds. All payroll deductions received or held by Archstone under the Plan may be used by Archstone for any corporate purpose, and Archstone shall not be obligated to segregate such payroll deductions.

   17. Reports. An individual Account shall be maintained by the Custodian for each Participant in the Plan. Statements of Account shall be given to each Participant at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased, any remaining cash balance, and other information deemed relevant by the Committee.

   18. Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

   (a) Changes in Capitalization. The Committee shall proportionately adjust the Reserves and the price per Share and the number of Shares covered by each option under the Plan which has not yet been exercised for any increase or decrease in the number of issued Shares resulting from a Share split, reverse Share split, stock dividend, special cash dividend, combination or reclassification of the Shares, or other extraordinary corporate event which affects the Shares in order to prevent dilution or enlargement of the rights of participants. The determination of the Committee with respect to any such adjustment shall be final, binding and conclusive.

   (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of Archstone, the Offering Period shall terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Committee.

   (c) Asset Sale or Merger. In the event of a proposed sale of all or substantially all of the assets of Archstone, or the merger of Archstone with or into another corporation, the Committee shall shorten the Offering Period then in progress by setting a new Exercise Date (the "New Exercise Date"). The New Exercise Date shall be before the date of Archstone's proposed asset sale or merger. The Committee shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10 hereof.

   19. Amendment or Termination.

   (a) The Board may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18 hereof, no such termination can affect options previously granted, provided that an Offering Period may be terminated by the Board by shortening the Offering Period and accelerating the Exercise Date to a date not prior to the date of such Board action if the Board determines that termination of the Plan is in the best interests of Archstone and its shareholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any option theretofore granted which materially adversely affects the rights of any Participant, and any amendment will be subject to the approval of Archstone's shareholders not later than one year after Board approval of such amendment if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Shares may then be listed or quoted, or if such shareholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit any amendment to shareholders for approval.

   (b) Without shareholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Committee shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in Archstone's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the participant's Compensation, and establish such other limitations or procedures as the Committee determines in its sole discretion are advisable and consistent with the Plan.

   20. Notices. All notices or other communications by a Participant to Archstone under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by Archstone at the location, or by the person, designated by Archstone for the receipt thereof.

   21. Conditions Upon Issuance of Shares. Archstone shall not be obligated to issue Shares with respect to an option unless the exercise of such option and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for Archstone with respect to such compliance.

   22. Plan Effective Date and Stockholder Approval. The Plan has been adopted by the Board on March 5, 2001, but will become effective upon approval by Archstone's shareholders by a vote sufficient to meet the requirements of
Section 423(b)(2) of the Code within 12 months after the date the Plan was adopted and prior to the first Exercise Date.

                          ARCHSTONE COMMUNITIES TRUST

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES
                         OF ARCHSTONE COMMUNITIES TRUST

     The undersigned shareholder of Archstone Communities Trust, a Maryland real estate investment trust ("Archstone"), hereby appoints R. Scot Sellers, Charles
E. Mueller, Jr., and Caroline Brower, and each of them, as proxy for the undersigned, with full power of substitution to attend the Annual Meeting of Shareholders of Archstone to be held on Wednesday, May 9, 2001, at 10:30 a.m., mountain time, at the Hyatt Regency Tech Center, 7800 East Tufts Avenue, Denver, Colorado 80237 and at any adjournment(s) or postponement(s) thereof, and to vote and otherwise represent all the shares that the undersigned is entitled to vote with the same effect as if the undersigned were present and voting such shares, on the following matters and in the following manner as further described in the accompanying proxy statement. The undersigned hereby revokes any proxy previously given with respect to such shares.

     The undersigned acknowledges receipt of the Notice of Annual Meeting of Shareholders and the accompanying proxy statement.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4 ON THE REVERSE SIDE, AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------

                              [LOGO OF ARCHSTONE]

                          Archstone Communities Trust

                         Annual Meeting of Shareholders

                                ADMISSION TICKET

                            Wednesday, May 9, 2001
                          10:30 a.m. (Mountain Time)
                           Hyatt Regency Tech Center
                            7800 East Tufts Avenue
                            Denver, Colorado 80237

             Please mark your vote as indicated in this example [X]

     1. The election of each of Ned S. Holmes and R. Scot Sellers as a Class III Trustee to serve until the annual meeting of shareholders in 2004 and until their successors are duly elected and qualify; and the election of John M. Richman as a Class II Trustee to serve until the annual meeting of shareholders in 2003 and until his successor is duly elected and qualifies.

            WITHHELD   (INSTRUCTION: To withhold authority to vote for any
 FOR ALL    FROM ALL   individual nominee, write that nominee's name in the
 NOMINEES   NOMINEES   space provided below)
--------------------------------------------------------------------------------
   [_]        [_]      _______________________________________________________
--------------------------------------------------------------------------------

     2. The approval and adoption of the Articles of Amendment of the Amended and Restated Declaration of Trust.

     FOR  [_]            AGAINST  [_]            ABSTAIN  [_]

     3. The approval and adoption of the Archstone Communities Trust 2001 Employee Stock Purchase Plan.

     FOR  [_]           WITHHELD  [_]            ABSTAIN  [_]

     4. The approval and adoption of the amendment to the Archstone Communities Trust 1996 Share Option Plan for Outside Trustees.

     FOR  [_]           WITHHELD  [_]            ABSTAIN  [_]

     5. To vote and otherwise represent the shares on any other matters which may properly come before the meeting or any adjournment(s) or postponement(s) thereof in their discretion.

                                                     MARK HERE IF YOU PLAN
                                                     TO ATTEND THE MEETING  [_]




     Please sign exactly as name appears hereon and date. If the shares are held jointly, each holder should sign. When signing as attorney, executor, administrator, trustee or guardian, or as an officer signing for a corporation, please give your full title under signature.

     ______________________________________________
     Signature


     ______________________________________________
     Signature, if held jointly


     Date: __________________________________, 2001

                              FOLD AND DETACH HERE
--------------------------------------------------------------------------------


                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


                                    Internet
                         http://www.proxyvoting.com/asn

  Use the Internet to vote your proxy. Have your proxy card in hand when you access the website. You will be prompted to enter your control number, located in the box below, to create and submit an electronic ballot.

                                       OR

                                   Telephone
                                 1-800-840-1208

 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call. You will be prompted to enter your control number, located in the box below, and then follow the directions given.

                                       OR

                                      Mail

 Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote by Internet or by telephone, you do NOT need to mail back your proxy card.

    You can view the Annual Report and Proxy Statement on the Internet at:
                      http://www.archstonecommunities.com